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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 1, 1999


                          AUSTINS STEAKS & SALOON, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                      0-25366               86-0723400
-------------------------------        -----------        ---------------------
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)         FILE NO.)         IDENTIFICATION NUMBER)


                              317 KIMBALL AVENUE NW
                                ROANOKE, VA 24016
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (540) 345-3195
                               ------------------
                               (TELEPHONE NUMBER)



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                                    Form 8-K

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT (included in ITEM 2)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

Effective July 1, 1999, Austins Steaks & Saloon, Inc. ("Austins"), a Delaware corporation, merged with The WesterN SizzliN Corporation ("WesterN SizzliN"), a Tennessee corporation, located in Roanoke, Virginia. The assets and business of WesterN SizzliN are now owned by a wholly owned subsidiary of Austins, The WesterN SizzliN Corporation, a Delaware corporation. As a result of the merger, Austins' six moderately priced, casual dining, full service restaurants located in Arizona, Nebraska and New Mexico have been combined with WesterN SizzliN which operates and franchises a total of 240 restaurants in 23 states, including 20 company-owned and 220 franchised restaurants.

Effective June 30, 1999, each of the outstanding 2,700,406 shares of common stock were split 1 for 3.135 leaving a total of 861,374 Austins shares outstanding prior to the merger. Upon completion of the merger, the WesterN SizzliN shareholders were entitled to a maximum of 11,219,250 Austins shares. Upon completion of the merger, the Austins shareholders own 7% of the outstanding equity and the WesterN SizzliN shareholders own 93%. The Austins shares are traded on the Bulletin Board section of NASDAQ under the symbol STAKD. Upon the effective date of the merger, the existing Austins officers resigned and the existing directors, with the exception of Paul C. Schorr, III and Roger D. Sack, resigned. Victor F. Foti, the President and Chief Executive Officer of WesterN SizzliN, became President and Chief Executive Officer of Austins, Robert Puccio became Executive Vice President and Chief Operating Officer, Robert Collis became Vice President and Chief Financial Officer and Robyn Mabe became Secretary and Treasurer. Nine of the WesterN SizzliN directors, Victor F. Foti, J. Carson Quarles, Stanley L. Bozeman, Jr., Jerry D. Gardner, Thomas M. Hontzas, Plato Pearson, Jr., Charles W. Mantooth, Clifton Worthington, Jr. and A. Jones Yorke became directors of Austins.

Also upon effective date of the merger, the then outstanding and unexercised options exercisable for shares of WesterN SizzliN stock were converted into options to purchase a total of 400,000 shares of Austins stock upon the same terms and conditions as the WesterN SizzliN options. The merger was accounted for as a purchase. Additional information about Austins and WesterN SizzliN and the terms and conditions of the merger is included in a Proxy Statement/Prospectus dated June 2, 1999, filed as part of Form S-4 Registration Statement, No. 333-78375, all of which is incorporated by reference.

                                        2

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ITEM 5.           OTHER EVENTS

On August 12, 1999, the Board of Directors of Austins approved a settlement agreement with David K. Wachtel, Jr. with respect to long standing litigation initiated in February, 1995, following Mr. Wachtel's termination as president of WesterN SizzliN. Under the terms of the settlement agreement, Austins will pay Mr. Wachtel $1 million in settlement of all claims that he had in the litigation and Mr. Wachtel will give a complete release of all of those claims. Additionally, Mr. Wachtel will withdraw his notice to dissent from the merger between Austins and WesterN SizzliN with respect to the 684,000 WesterN SizzliN shares owned by him.

Austins is conducting a private placement of up to $4,500,000 of its common stock at prices ranging from $2.25 to $2.50 per share to qualified investors, principally former WesterN SizzliN stockholders , to obtain the necessary funds to finance the settlement. Austins is also evaluating other financing alternatives to fund any amounts needed for the settlement which are not obtained through the private placement. The settlement is to close by September 10, 1999.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

Audited Financial Statements of WesterN SizzliN comprised of Consolidated Balance Sheets at December 31, 1998 and 1997, Consolidated Statements of Income for the three years ended December 31, 1998, Consolidated Statements of Stockholders' Equity for the three years ended December 31, 1998, Consolidated Statements of Cash Flows for the three years ended December 31, 1998 and accompanying Notices to Consolidated Financial Statements are incorporated by reference to the Form S-4 Registration Statement, No. 333-78375.

(b)      Pro forma financial information.

Unaudited Pro Forma Condensed Financial Statements for Austins including a Pro Forma Condensed Balance Sheet at December 31, 1998, Pro Forma Condensed Statement of Operations for the year ended December 31, 1998 and accompanying notes to Unaudited Pro Forma Condensed Financial Statements are incorporated by reference to the Form S-4 Registration Statement, No. 333-78375.

(c)      Exhibits.

The Agreement and Plan of Merger dated April 30, 1999 and other required exhibits were contained as a part of the Form S-4 Registration Statement, No. 333-78375 and are incorporated herein by reference.

                                        3

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AUSTINS STEAKS & SALOON, INC.


                                      By   /s/ Robert N. Collis II
                                        ---------------------------
                                        Robert  N. Collis II
                                        Chief Financial Officer


August 25, 1999
---------------------------------------
(Date)


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